Exhibit 99.3

Quipp Systems Inc.

Unaudited Pro forma Condensed Combined Financial Statements

The following selected unaudited pro forma financial data should be read in conjunction with the historical financial statements of Quipp, Inc. (Quipp) and Newstec, Inc. (Newstec), including the notes thereto. The unaudited pro forma condensed combined information is provided for illustrative purposes only and is not necessarily indicative of the results of operations or financial position that would have occurred if the transactions were completed on the date indicated, nor is it necessarily indicative of future results of operations or financial position of the combined companies. The unaudited pro forma financial information show how the condensed combined financial statements of Quipp and Newstec  financial statements may have appeared had the acquisition of Newstec by Quipp actually occurred as of:

•

June 30, 2005 for the purposes of the unaudited pro forma condensed combined Balance Sheet as of June 30, 2005.

•

January 1, 2003 for the purposes of the unaudited pro forma condensed combined Statement of Operations for the six months ended June 30, 2005.

•

January 1, 2003 for the purposes of the unaudited pro forma condensed combined Statement of Operations for the year ended December 31, 2004.

•

January 1, 2003 for the purposes of the unaudited pro forma condensed combined Statement of Operations for the year ended December 31, 2003.

The unaudited pro forma financial information has been derived from and should be read in conjunction with the historical financial statements of Quipp and Newstec.

The acquisition of Newstec is accounted for using the purchase method of accounting and, accordingly, the assets, liabilities and results of operations will be included in the Quipp’s consolidated financial statements as of and after August 10, 2005, the acquisition date. The unaudited pro forma condensed combined financial statements include entries to allocate the acquisition costs to the acquired assets and liabilities of Newstec, record the amortization of intangible assets, and eliminate sales by Quipp of its products to Newstec. The unaudited condensed combined financial statements do not include:

•

expense efficiencies and cost reductions which could occur due to consolidation of certain operation and overhead functions;

•

increased sales due to cross selling product lines by sales and marketing representatives; and

•

other factors which are not yet determinable.

The unaudited pro forma condensed combined financial statements are based upon preliminary estimates which are subject to revision. Quipp has hired an independent appraisal organization to assist with the valuation of intangible assets, which has not been finalized as of the date this report is filed.

QUIPP, INC.

PRO FORMA UNAUDITED CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2005

	Historical			Pro Forma Adjustments	Pro Forma
	Quipp, Inc.	Newstec, Inc.
ASSETS
Current assets:
Cash and cash equivalents	$1,602,916	$262,559			$1,865,475
Securities available for sale	7,798,401	—	a	(4,650,000)	3,148,401
Accounts receivable, net	1,964,716	838,217	b	(101,475)	2,701,458
Inventories	2,899,110	3,398,605	c	320,000	6,617,715
Deferred tax asset-current	531,589	—			531,589
Prepaid expenses and other receivables	361,918	338,303			700,221
Total current assets	$15,158,650	$4,837,684		$(4,431,475)	$15,564,859

Property, plant and equipment, net	1,634,156	41,463			1,675,619
Goodwill and Intangible assets, net	668,976	—	c	4,976,325	5,645,301
Other assets	37,098	—			37,098
Total assets	$17,498,880	$4,879,147		$544,850	$22,922,877

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$100,000	$762,163	d	(753,160)	109,003
Accounts payable	1,041,390	621,298	b	(101,475)	1,561,213
Deferred revenues	1,500,527	4,580,933			6,081,460
Other accrued liabilities	2,264,061	295,720			2,559,781
Total current liabilities	4,905,978	6,260,114		(854,635)	10,311,457

Long-term debt, net of current portion	350,000	18,518			368,518
Total liabilities	5,255,978	6,278,632		(854,635)	10,679,975

Shareholders’ equity:
Common stock	14,330	1	e	(1)	14,330
Additional paid-in capital	101,020	9,999	e	(9,999)	101,020
Treasury stock, at cost	(148,375)	—			(148,375)
Retained earnings	12,279,481	(1,409,485	)e	1,409,485	12,279,481
Other comprehensive income	(3,554)	—			(3,554)
	12,242,902	(1,399,485)		1,399,485	12,242,902

Total liabilities and shareholders’ equity	$17,498,880	$4,879,147		$544,850	$22,922,877

QUIPP, INC.

PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Historical		Pro Forma Adjustments	Pro forma
	Quipp, Inc.	Newstec, Inc.

Net sales	$13,715,339	$5,100,272	$(408,276)	$18,407,335
Cost of sales	(10,179,554)	(4,213,398)	408,276	(13,984,676)

Gross profit	3,535,785	886,874	—	4,422,659

Operating expenses:
Selling, general and administrative expenses	(2,983,627)	(753,316)	(280,000)	(4,016,943)
Research and development	(192,810)	—	—	(192,810)

Operating profit	359,348	133,558	(280,000)	212,906

Other income (expense):	114,884	559,091	(556,738)	117,237

Income before income taxes	474,232	692,649	(836,738)	330,143

Income tax expense	(189,686)	—	57,628	(132,058)

Net income	$284,546	$692,649	$(779,110)	$198,085

QUIPP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2005 has been prepared as if the acquisition of Newstec by Quipp occurred on June 30, 2005. The accompanying unaudited pro forma condensed combined statement of operations has been prepared as if the acquisition took place on January 1, 2003.

Quipp will account for the acquisition of Newstec using the purchase method of accounting for business combinations. Under the purchase method of accounting, assets acquired and liabilities assumed by Quipp are recorded at estimated fair values.

The unaudited pro forma condensed combined financial statements may not be inclusive of all the adjustments for liabilities that will result from the integration of Quipp and Newstec activities, as management is currently in process of finalizing these assessments. Additionally, Quipp has hired an independent appraisal organization to assist with the valuation of intangible assets, which has not been finalized as of the date this report was filed.

Note 2 – Pro Forma Adjustments

The unaudited pro forma condensed combined balance sheet includes the following adjustments:

a)

Purchase price consisting of payment to Newstec shareholders and other expenses related to the acquisition.

Cash paid to Newstec shareholders	$4,025,000
Other costs related to the acquisition	625,000
$4,650,000

b)

Eliminate trade accounts receivable and payable due from Newstec to Quipp on June 30, 2005.

c)

Allocation of purchase price of Newstec to the acquired assets and liabilities based upon preliminary estimates of fair value.

Cash paid to Newstec shareholders and related acquisition costs	$4,650,000
Estimated fair value of liabilities assumed by Quipp:
Long-term debt	27,521
Accounts payable	621,298
Deferred revenues	4,580,933
Other accrued liabilities	295,720
Preliminary estimated purchase price	$10,175,472

Less estimated fair value of assets:
Current assets	$4,837,684
Property plant and equipment	41,463
Inventory	320,000
Intangibles and goodwill	4,976,325
$10,175,472

•

The total purchase price includes $625,000 of actual and estimated costs directly related to the acquisition and integration of Newstec. These costs include legal fees, accounting fees, consulting costs, investment banking fees, employee severance costs ($160,000), and other acquisition related expenses.

•

The preliminary allocation of purchase price includes approximately $2,100,000 of goodwill. Goodwill represents the amount of the purchase price in excess of the fair value of the underlying net tangible and intangible assets. The allocation of purchase price also includes approximately $2,876,325 of intangible assets for trade names, non-competition agreements, and customer relationships. Quipp has hired an independent appraisal organization to assist with the valuation of intangible assets which has not been finalized as of the date this report was filed. Therefore, Quipp has estimated the purchase price allocation to these intangible assets. Inventory has been adjusted to reflect the fair value of contracts in process based on selling price less cost to complete, cost of disposal and a reasonable profit allowance for completion and selling efforts after the date of acquisition. The historical basis of all other assets and liabilities acquired approximate fair value as of the date of acquisition.

•

The purchase price allocation is preliminary and is subject to change due to several factors including, but not limited to: the payment of additional consideration up to $650,000 of Quipp stock to Newstec shareholders based on criteria specified in the Share Purchase Agreement; total acquisition costs incurred, and changes to Newstec valuation estimates between the date of this report and the time the purchase price allocation is finalized.

d)

Eliminate debt not assumed by Quipp.

e)

Eliminate Shareholders’ Equity.

The unaudited pro forma condensed combined Statements of Operations include the following adjustments:

•

Elimination of sales and cost of sales by Quipp of its products to Newstec during the six months ended June 30, 2005.

•

Amortization of intangible assets totaling $280,000 for the six months ending June 30, 2005. The amortizable intangible assets consist primarily of non-competition agreements and customer relationships.

•

Elimination of loan forgiven by a related party totaling $556,738, recorded as other income. This loan would have been forgiven prior to January 1, 2003 had the acquisition occurred on this date.

•

Income tax expense. Prior to the acquisition, Newstec was a Subchapter S Corporation. Accordingly, it paid no federal corporate taxes, but instead passed profits and losses directly to its owners, who declare such profits and losses as part of their personal taxable income. The income tax expense adjustment is computed as if Newstec was a C Corporation since January 1, 2003 and has been applied to all applicable pro forma adjustments.

QUIPP INC.

PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE YEAR ENDED DECEMBER 31, 2004

	Historical		Pro Forma Adjustments	Pro forma
	Quipp, Inc.	Newstec, Inc.

Net sales	$24,690,055	$7,928,900	$—	$32,618,955
Cost of sales	(18,253,093)	(5,940,488)	—	(24,193,581)

Gross profit	6,436,962	1,988,412	—	8,425,374

Operating expenses:
Selling, general and administrative expenses	(5,271,015)	(1,638,564)	(560,000)	(7,469,579)
Research and development	(707,147)	—		(707,147)

Operating profit	458,800	349,848	(560,000)	248,648

Other income (expense):	306,778	512,057	(362,486)	456,349

Income before income taxes	765,578	861,905	(922,486)	704,997

Income tax expense	(279,792)	—	22,468	(257,324)

Net income	$485,786	$861,905	$(900,018)	$447,673

QUIPP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed combined Statement of operations has been prepared as if the acquisition took place on January 1, 2003.

Quipp is accounting for the acquisition of Newstec using the purchase method of accounting for business combinations. Under the purchase method of accounting, assets acquired and liabilities assumed by Quipp are recorded at estimated fair values.

The unaudited pro forma condensed combined financial statements may not be inclusive of all the adjustments for liabilities that will result from the integration of Quipp and Newstec activities, as management is currently in process of finalizing these assessments. Additionally, Quipp has hired an independent appraisal organization to assist with the valuation of intangible assets, which has not been finalized as of the date this report was filed.

Note 2 – Pro Forma Adjustments

The unaudited pro forma condensed combined Statements of Operations include the following adjustments:

•

Amortization of intangible assets totaling $560,000 the year ended December 31, 2004. The amortizable intangible assets consist primarily of non-compete agreements and customer relationships.

•

Adjustments to other income as follows:

- Elimination of interest expense as Quipp did not assume Newstec debt	$27,514
- Forgiveness of NIS liability which would have been forgiven prior to January 1, 2003 had the acquisition occurred on that date	(390,000)
$(362,486)

•

Income tax expense. Prior to the acquisition, Newstec was a Subchapter S Corporation. Accordingly, it paid no federal corporate taxes, but instead passed profits and losses directly to its owners, who declare such profits and losses as part of their personal taxable income. The income tax expense adjustment is computed as if Newstec was a C Corporation since January 1, 2003 and has been applied to all applicable pro forma adjustments.

QUIPP INC.

PRO FORMA UNAUDITED CONDENSED COMBINED STATEMENT OF OPERATION

FOR THE YEAR ENDED DECEMBER 31, 2003

	Historical		Pro Forma Adjustments	Pro forma
	Quipp, Inc.	Newstec, Inc.

Net sales	$19,520,693	$4,703,043	$(75,566)	$24,148,170
Cost of sales	(13,941,826)	(3,870,157)	75,566	(17,736,417)

Gross profit	5,578,867	832,886	—	6,411,753

Operating expenses:
Selling, general and administrative expenses	(4,831,519)	(1,616,324)	(560,000)	(7,007,843)
Research and development	(581,121)	—		(581,121)

Operating profit	166,227	(783,438)	(560,000)	(1,177,211)

Other income (expense):	140,591	(32,738)	32,738	140,591

Income before income taxes	306,818	(816,176)	(527,262)	(1,036,620)

Income tax expense	(105,624)	—	462,221	356,597

Net income	$201,194	$(816,176)	$(65,041)	$(680,023)

QUIPP, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATION

Note 1 – Basis of Presentation

The accompanying unaudited pro forma condensed combined Statement of operations has been prepared as if the acquisition took place on January 1, 2003.

Quipp is accounting for the acquisition of Newstec using the purchase method of accounting for business combinations. Under the purchase method of accounting, assets acquired and liabilities assumed by Quipp are recorded at estimated fair values.

The unaudited pro forma condensed combined financial statements may not be inclusive of all the adjustments for liabilities that will result from the integration of Quipp and Newstec activities, as management is currently in process of finalizing these assessments. Additionally, Quipp has hired an independent appraisal organization to assist with the valuation of intangible assets which has not been finalized as of the date this report was filed.

Note 2 – Pro Forma Adjustments

The unaudited pro forma condensed combined Statements of Operations include the following adjustments:

•

Elimination of sales and cost of sales from Quipp to Newstec during the year ended December 31, 2003.

•

Amortization of intangible assets totaling $560,000 the year ended December 31, 2003. The amortizable intangible assets consist primarily of non-competition agreements and customer relationships.

•

Elimination of interest expense totaling $32,738 as Quipp did not assume Newstec debt.

•

Income tax expense. Prior to the acquisition, Newstec was a Subchapter S Corporation. Accordingly, it paid no federal corporate taxes, but instead passed profits and losses directly to its owners, who declare such profits and losses as part of their personal taxable income. The income tax expense adjustment is computed as if the Newstec was a C Corporation since January 1, 2003 and has been applied to applicable pro forma adjustments.